Exhibt 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made and entered into, and is effective, as of May ___, 2014 (the “Effective Date”) by and between Trade Street Residential, Inc., a Maryland corporation (the “Company”), and _____________________ (the “Indemnitee”).

WHEREAS, the Articles of Restatement of the Company (the “Charter”) and the Third Amended and Restated Bylaws of the Company (the “Bylaws”) and the provisions of the Maryland General Corporation Law (the “MGCL”) provide for indemnification by the Company of its directors and officers as provided therein, and the Indemnitee has been serving and continues to serve as a director of the Company partly in reliance on such provision;

WHEREAS, to provide the Indemnitee with additional contractual assurance of protection against personal liability in connection with certain proceedings described below, the Company desires to enter into this Agreement;

WHEREAS, the MGCL expressly recognizes that the indemnification provisions of Section 2-418 of the MGCL are not exclusive of any other right to which a person seeking indemnification may be entitled under the Charter or the Bylaws, a resolution of stockholders or directors, an agreement or otherwise, and this Agreement is being entered into pursuant to and in furtherance of the Charter and the Bylaws, as permitted by the MGCL and as authorized by the Charter and the Board of Directors of the Company (the “Board”); and

WHEREAS, to induce the Indemnitee to provide services to the Company as a member of the Board and in consideration of the Indemnitee’s so serving, and to provide the Indemnitee with specific contractual assurance that indemnification will be available to the Indemnitee regardless of, among other things, any amendment to or revocation of the Charter or the Bylaws, or any acquisition transaction relating to the Company, the Company desires to indemnify the Indemnitee and to make arrangements pursuant to which Indemnitee may be advanced or reimbursed expenses incurred by the Indemnitee in certain proceedings described below, according to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee hereby agree as follows:

SECTION 1. Definitions. For purposes of this Agreement:

(a)	“Change in Control” means the first of the following events to occur after the Effective Date:

(i)  any “person” (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or group of persons, together with its “affiliates” (as defined in Rule 12b-2 under the Exchange Act), but excluding (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or (C) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, after the date hereof becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing more than fifteen percent (15%) of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (not including in the securities beneficially owned by such person securities acquired directly from the Company);

(ii)  a majority of the Board shall consist of individuals who are not Continuing Directors. For purposes hereof, “Continuing Directors” means, as of any date of determination, (A) an individual who on the date two years prior to such determination date was a member of the Board, or (B) any new director whose nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who either were directors on the Effective Date or whose nomination for election was previously so approved (it being understood that each member of the Board on the Effective Date shall be considered a Continuing Director);

(iii)  the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation;

(iv)  the stockholders of the Company approve a plan of complete liquidation or winding-up of the Company, or there is consummated an agreement for the sale or disposition by the Company of assets comprising more than eighty percent (80%) of the total value of all of the Company’s assets; or

(v)  the occurrence of any transaction or series of transactions deemed by the Board, in good faith, to constitute a change in control of the Company.

Notwithstanding the foregoing, (1) a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the outstanding voting securities of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership of the outstanding voting securities of an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, and (2) a “Change in Control” shall not occur for purposes of this Agreement as a result of any primary or secondary offering of Company voting securities to the general public pursuant to a registration statement that has been declared effective by the United States Securities and Exchange Commission.

(b) “Corporate Status” means the status of a person as a present or former director, officer, employee or agent of the Company or of any predecessor or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise for which such person is or was serving in such capacity at the request of the Company. As a clarification and without limiting the circumstances in which the Indemnitee may be serving at the request of the Company, service by the Indemnitee shall be deemed to be at the request of the Company if the Indemnitee serves or served as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which (i) a majority of the voting power or equity interest is owned directly or indirectly by the Company, or (ii) the management is controlled, directly or indirectly, by means of voting power or contract, by the Company or another entity so controlled by the Company.

(c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification and/or advance of Expenses is sought by the Indemnitee.

(d) “Effective Date” means the date set forth in the first paragraph of this Agreement.

(e) “Expenses” shall include all reasonable and out-of-pocket attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payment under this Agreement, ERISA excise taxes and penalties and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in a Proceeding. Expenses shall also include Expenses incurred in connection with asserting compulsory counterclaims that negate a plaintiff’s claims and Expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium for, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.

(f) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law as applicable to Maryland and neither is, nor in the past five years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party, or (ii) any other party to or participant or witness in the Proceeding giving rise to a claim for indemnification or advance of Expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. If a Change in Control has not occurred, Independent Counsel shall be selected by the Board, with the approval of the Indemnitee, which approval will not be unreasonably withheld. If a Change in Control has occurred, Independent Counsel shall be selected by the Indemnitee, with the approval of the Board, which approval will not be unreasonably withheld.

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(g) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding (whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative), including any appeal therefrom, except one (i) known to the Indemnitee before the Effective Date and (ii) pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by the Company and the Indemnitee. If the Indemnitee reasonably believes that a particular situation may lead to or culminate in the institution of a Proceeding, such situation shall also be considered a “Proceeding.”

SECTION 2. Services by the Indemnitee. The Indemnitee will serve as a director of the Company. However, this Agreement shall not impose any independent obligation on the Indemnitee or the Company to continue the Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

SECTION 3. Indemnification - General. The Company shall indemnify, and advance Expenses to, the Indemnitee (a) as provided in this Agreement and (b) otherwise to the maximum extent permitted by Maryland law in effect on the date hereof or to such extent as Maryland law thereafter from time to time may permit; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to the Indemnitee hereunder based on Maryland law as in effect on the date hereof. The rights of the Indemnitee provided in this Section 3 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Section 2-418(g) of the Maryland General Corporation Law (“MGCL”).

SECTION 4. Rights to Indemnification. Except as otherwise provided by Section 13, if, by reason of the Indemnitee’s Corporate Status, the Indemnitee was, is, or is threatened to be made, a party to any Proceeding, the Indemnitee shall be indemnified by the Company against all judgments, penalties, fines and amounts paid in settlement and all reasonable Expenses actually incurred by the Indemnitee or on the Indemnitee’s behalf in connection with such Proceeding, unless it is established, by clear and convincing evidence, that (i) the act or omission of the Indemnitee was material to the matter(s) giving rise to the Proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal Proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.

SECTION 5. Indemnification of Expenses of a Witness. Notwithstanding any other provision of this Agreement, if the Indemnitee is or may be, by reason of the Indemnitee’s Corporate Status, made a witness or otherwise asked to participate in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be paid or reimbursed all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith within ten (10) days after the receipt by the Company of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee.

SECTION 6. Court-Ordered Indemnification. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of the Indemnitee and such notice as the court shall require, may order indemnification of the Indemnitee by the Company in the following circumstances:

(a)  if it determines the Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case the Indemnitee shall be entitled to recover the Expenses of securing such reimbursement and indemnification; or

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(b)  if it determines that the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Indemnitee (i) has met the standards of conduct set forth in the Agreement or in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any Proceeding by or in the right of the Company or in which liability shall have been adjudged in the circumstances described in Section 2-418(c) of the MGCL shall be limited to Expenses actually and reasonably incurred by him or on his behalf in connection with a Proceeding.

SECTION 7. Partial Indemnity Required. If Indemnitee is entitled under any provision of this Agreement to indemnification or advancement by the Company for a portion of sums, losses or Expenses related to a Proceeding but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

SECTION 8. Contribution. If the indemnification provided in this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason, other than for failure to satisfy the standard of conduct set forth in Section 4 or due to the provisions of Section 5, then, with respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments, penalties, and/or amounts paid or to be paid in settlement, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

SECTION 9. Advancement of Expenses. Except as otherwise provided in Section 13, the Company shall, without requiring a preliminary determination of the Indemnitee’s ultimate entitlement to indemnification hereunder, advance, pay or reimburse all Expenses reasonably incurred by or on behalf of the Indemnitee in connection with any Proceeding to which the Indemnitee is, or is threatened to be made, a party by reason of the Indemnitee’s Corporate Status, in advance of the final disposition of such Proceeding, from time to time and as incurred, within ten (10) days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall include satisfactory evidence and documentation as to the amount of such Expenses and shall be preceded or accompanied by (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that he has met the standard of conduct necessary for indemnification by the Company, as authorized by the MGCL and this Agreement and (ii) a written undertaking, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, by or on behalf of the Indemnitee to repay the portion of any Expenses advanced relating to claims, issues or matters in the Proceeding as to which it shall ultimately be established, by clear and convincing evidence, that the Indemnitee has not met such standard of conduct and is therefore not entitled to be indemnified against such Expenses. The Indemnitee’s written certification together with a copy of the statement paid or to be paid by the Indemnitee shall constitute satisfactory evidence as to the amount of such Expenses. To the extent that Expenses advanced to the Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 9 shall be an unlimited general obligation by or on behalf of the Indemnitee and shall be accepted without reference to the Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor. Advances shall be unsecured and interest free. Such advances are deemed to be an obligation of the Company to the Indemnitee hereunder, and shall in no event be deemed a personal loan.

SECTION 10. Procedure for Determining Entitlement to Indemnification.

(a)  To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Indemnitee may submit one or more such requests from time to time and at such time(s) as the Indemnitee deems appropriate in his sole discretion. The officer of the Company receiving any such request from the Indemnitee shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

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(b)  Upon written request by the Indemnitee for indemnification pursuant to Section 10(a) of this Agreement, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, which Independent Counsel shall be selected by the Indemnitee and approved by the Board in accordance with Section 2-418(e)(2)(ii) of the MGCL, which approval will not be unreasonably withheld; or (ii) if a Change in Control shall not have occurred, (A) by the Board by a majority vote of a quorum consisting of Disinterested Directors, or, if such a quorum cannot be obtained, then by a majority vote of a duly authorized committee of the Board consisting solely of one or more Disinterested Directors, (B) if Independent Counsel has been selected by the Board in accordance with Section 2-418(e)(2)(ii) of the MGCL and approved by the Indemnitee, which approval shall not be unreasonably withheld, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (C) if so directed by a majority of the members of the Board, by the stockholders of the Company. If, with regard to Section 8 of this Agreement, such a determination is not permitted by law or, in the case of a determination to be made pursuant to Section 10(b)(ii), if by a majority vote a quorum of Disinterested Directors so directs, such determination shall be made by an appropriate court of the State of Maryland or the court in which the Proceeding giving rise to the claim for indemnification is brought. If it is so determined that the Indemnitee is entitled to indemnification or contribution, payment to the Indemnitee shall be made within ten (10) days after such determination. The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination in the discretion of the Board or Independent Counsel if retained pursuant to clause (ii)(B) of this Section 10(b). All reasonable Expenses actually incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company shall indemnify and hold the Indemnitee harmless therefrom. The Company shall pay the fees and expenses of Independent Counsel, if one is appointed.

SECTION 11. Presumptions and Effect of Certain Proceedings.

(a)  In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall in each case presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a written request for indemnification in accordance with Section 10(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption.

(b)  The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement, conviction, a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not create a presumption that the Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

(c)  The knowledge and/or actions, or failure to act, of any other director, officer, employee or agent of the Company or any other director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise shall not be imputed to the Indemnitee for purposes of determining any other right to indemnification under this Agreement.

SECTION 12. Remedies of Indemnitee.

(a)  If (i) a determination is made pursuant to Section 10 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(b) of this Agreement within sixty (60) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 7 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification or contribution pursuant to any other section of this Agreement or the charter or Bylaws of the Company is not made within ten (10) days after a determination has been made that the Indemnitee is entitled to indemnification, the Indemnitee shall be entitled to an adjudication in an appropriate court located in the State of Maryland, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advance of Expenses. Alternatively, the Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Maryland law (without regard to its conflicts of laws rules) shall apply to any such arbitration. The Company shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration.

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(b)  In any judicial proceeding or arbitration commenced pursuant to this Section 12, the Indemnitee shall be presumed to be entitled to indemnification or advance of Expenses, as the case may be, under this Agreement and the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be. If the Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 12, the Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 9 of this Agreement until a final determination is made with respect to the Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed). The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.

(c)  If a determination shall have been made pursuant to Section 10(b) of this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent an intentional misstatement in connection with the request for indemnification by the Indemnitee of a material fact, or an intentional omission of a material fact necessary to make the Indemnitee’s statement not materially misleading.

(d)  In the event that the Indemnitee, pursuant to this Section 12, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company for, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advance of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

(e)  Interest shall be paid by the Company to the Indemnitee at the maximum rate allowed to be charged for judgments under the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for amounts which the Company pays or is obligated to pay under this Section 12 for the period commencing with the date on which the Indemnitee requests indemnification, reimbursement or advance of any Expenses and ending on the date such payment is made to the Indemnitee by the Company.

SECTION 13. Exceptions to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision herein to the contrary, the Indemnitee shall not be entitled pursuant to this Agreement to:

(a)  indemnification or advancement of Expenses with respect to any Proceeding brought by the Indemnitee, unless (i) the Proceeding is brought to enforce indemnification or advancement of Expenses under this Agreement, and then only to the extent in accordance with and as authorized by Section 12 of this Agreement or (ii) the charter or Bylaws of the Company, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board or an agreement approved by the Board to which the Company is a party expressly provide otherwise;

(b) indemnification or advancement of Expenses to the extent prohibited by Maryland law, except as set forth in Section 6 of this Agreement;

(c) indemnification or advancement of Expenses on account of any suit in which judgment is rendered against Indemnitee for disgorgement of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended; or

(d) indemnification for amounts paid in settlement of any Proceeding without the Company’s prior written consent, which shall not be unreasonably withheld.

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SECTION 14. Defense of the Underlying Proceeding.

(a)  The Indemnitee shall notify the Company promptly upon being served with or receiving any summons, citation, subpoena, complaint, indictment, information, notice, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder and shall include with such notice a description of the nature of the Proceeding and a summary of the facts underlying the Proceeding; provided, however, that the failure to give any such notice shall not disqualify the Indemnitee from the right, or otherwise affect in any manner any right of the Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.

(b)  Subject to the provisions of the last sentence of this Section 14(b) and of Section 14(c) below, the Company shall have the right to defend the Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Company shall notify the Indemnitee of any such decision to defend within fifteen (15) calendar days following receipt of notice of any such Proceeding under Section 14(a) above. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding. The Company shall not, without the prior written consent of the Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of the Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of the Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance satisfactory to the Indemnitee, or (iii) would impose any Expense, judgment, fine, penalty or limitation on the Indemnitee. This Section 14(b) shall not apply to a Proceeding brought by the Indemnitee under Section 12 above.

(c)  Notwithstanding the provisions of Section 14(b) above, if at any time during the pendency of a Proceeding to which the Indemnitee is a party by reason of the Indemnitee’s Corporate Status, (i) the Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, that he may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) the Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, that an actual or apparent conflict of interest or potential conflict of interest exists between the Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such Proceeding in a timely manner, the Indemnitee shall be entitled to be represented by separate legal counsel of the Indemnitee’s choice, subject to the prior approval of the Company, which shall not be unreasonably withheld, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Indemnitee shall have the right to retain counsel of the Indemnitee’s choice, subject to the prior approval of the Company, which shall not be unreasonably withheld, at the expense of the Company (subject to Section 12(d)), to represent the Indemnitee in connection with any such matter.

SECTION 15. Non-Exclusivity; Survival of Rights; Subrogation.

(a)  The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights, by indemnification or otherwise, to which the Indemnitee may at any time be entitled under the MGCL or other applicable law, the Charter or Bylaws, any agreement, a vote of the Company’s stockholders, a resolution of the Board, or otherwise. Unless consented to in writing by the Indemnitee, no amendment, alteration or repeal of this Agreement or any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by such the Indemnitee in his Corporate Status prior to such amendment, alteration or repeal, regardless of whether a claim with respect to such action or inaction is raised prior or subsequent to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prohibit the concurrent assertion or employment of any other right or remedy.

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(b)  In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(c)  The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy maintained by the Company, contract, agreement or otherwise.

SECTION 16. Insurance. For so long as the Indemnitee serves as an officer or director and for a period thereafter so long as the Indemnitee remains subject to liability under applicable statutes of limitations, the Company will use its reasonable best efforts to acquire directors and officers liability insurance, on terms and conditions deemed appropriate by the Board, with the advice of counsel, covering the Indemnitee or any claim made against the Indemnitee by reason of his Corporate Status and covering the Company for any indemnification or advance of Expenses made by the Company to the Indemnitee for any claims made against the Indemnitee by reason of his Corporate Status. Without in any way limiting any other obligation under this Agreement, the Company shall indemnify the Indemnitee for any payment by the Indemnitee arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and Expenses actually and reasonably incurred by the Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in the previous sentence. The purchase, establishment and maintenance of any such insurance shall not in any way limit or affect the rights or obligations of the Company or the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights or obligations of the Company under any such insurance policies. If the Company receives from the Indemnitee any notice of the commencement of a Proceeding, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policy.

SECTION 17. Duration of Agreement; Binding Effect.

(a)  This Agreement shall continue until and terminate on the latest of (i) the date that Indemnitee shall have ceased to have Corporate Status, (ii) the date that Indemnitee is no longer subject to any actual or possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement), and (iii) the date the Company has satisfied all of its obligations that arose under this Agreement prior to the dates described in clauses (i) and (ii) hereof.

(b)  The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to any Indemnitee whose Corporate Status has ceased and shall inure to the benefit of the Indemnitee and his spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(c)  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

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(d)  The Company and the Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause the Indemnitee irreparable harm. Accordingly, the parties hereto agree that the Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, the Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Indemnitee shall further be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Company acknowledges that, in the absence of a waiver, a bond or undertaking may be required of the Indemnitee by a court, and the Company hereby waives any such requirement of such a bond or undertaking.

SECTION 18. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

SECTION 19. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.

SECTION 20. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

SECTION 21. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

SECTION 22. Mutual Acknowledgement. Both the Company and the Indemnitee acknowledge that in certain instances federal law or public policy may prohibit the company from indemnifying the Indemnitee under this Agreement or otherwise. The Indemnitee understands and acknowledges that the Company shall not be required to provide indemnification or advance Expenses in violation of applicable law.

SECTION 23. Notice to the Company’s Stockholders. To the extent required by the MGCL, the Company shall report in writing to its stockholders the payment of any amounts for indemnification of, or advancement of Expenses to, the Indemnitee under this Agreement arising out of a Proceeding by or in the right of the Company, with the notice of the meeting of stockholders of the Company next following the date of the payment of any such indemnification or advancement of Expenses or prior to the meeting.

SECTION 24. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)	If to the Indemnitee, to: the address set forth on the signature page hereto.

(b)	If to the Company to:

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Trade Street Residential, Inc. 19950 Country Club Drive Suite 800 Aventura, Florida 33180 Attn: Chief Executive Officer

or to such other address as may have been furnished in writing to Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

SECTION 25. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflicts of laws rules.

SECTION 26. Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to jurisdiction and venue of the courts of the State of New York (which courts shall apply Maryland law) for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any Proceeding instituted under this Agreement shall be commenced, prosecuted and contained only in the courts of the State of New York (including any federal courts therein). THE COMPANY AND INDEMNITEE HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

SECTION 27. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

[Remainder of page left intentionally blank; signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TRADE STREET RESIDENTIAL, INC.

By:
Name:	Richard Ross
Title:	Chief Executive Officer

INDEMNITEE

Name:
Address:

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EXHIBIT A

FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED

The Board of Directors of Trade Street Residential, Inc.

     Re: Undertaking to Repay Expenses Advanced

Ladies and Gentlemen:

This undertaking is being provided pursuant to that certain Indemnification Agreement effective as of April ___, 2014, by and between Trade Street Residential, Inc. (the “Company”) and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advance of Expenses in connection with [DESCRIPTION OF PROCEEDING] (the “Proceeding”).

Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm that at all times, insofar as I was involved as an officer and director of the Company, in any of the facts or events giving rise to the Proceeding, I (1) did not act with bad faith or active or deliberate dishonesty, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.

In consideration of the advance of Expenses by the Company for reasonable attorneys’ fees and related Expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that (1) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (2) I actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established.

IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this ___ day of ______________, 20__.

WITNESS:

(SEAL)

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